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                                                                   EXHIBIT 23.04


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-24483, 333-46482, 333-62944, 33-62198 and 33-57223),
on Form S-4 (Nos. 333-74761 and 333-62938), and on Form S-8 (Nos. 33-20895,
33-38021, 33-38022, 33-42357, 33-52535, 33-52537, 33-52539, 33-63283-01,
33-64337, 333-01927-01, 333-11803-01, 333-21631-01, 333-21631-02, 333-30889-01,
333-56655-01, 333-72727, 333-71727, 333-91849, 333-90417, 333-90423, 333-90415,
333-92841, 333-68819-01, 333-38198, 333-38190, 333-38192, 333-56006, 333-56008,
333-56010 and 333-53394) of Cardinal Health, Inc. of our reports dated July 29, 1999, relating to the Allegiance Corporation consolidated financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
August 24, 2001